                                                                  EX-99.B9(d)(1)

                                 AMENDMENT NO. 1
                          TO FUND ACCOUNTING AGREEMENT



     This Amendment is made as of the 16th day of December, 1996, to the Fund Accounting Agreement between SBSF Funds, Inc. (d/b/a Key Mutual Funds), a Maryland corporation (herein called the "Company"), on behalf of the Key Stock Index Fund and the Key International Index Fund of the Company and BISYS Fund Services, Inc. ("BISYS Fund Services"), dated as of June 1, 1996 (the "Agreement").


     WHEREAS, the Agreement provides that BISYS Fund Services shall act as Fund Accountant for the Key Stock Index Fund and the Key International Index Fund;

     WHEREAS, the Company has established three new Funds, named the KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund; and

     WHEREAS, the Company and BISYS Fund Services desire to amend the Agreement to include KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund as funds for which BISYS Fund Services shall be obligated to act as Fund Accountant;

     NOW, THEREFORE, the parties agree as follows:

     1. The Company hereby appoints BISYS Fund Services as the Fund Accountant for the KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund, and BISYS Fund Services accepts such appointments and agrees to perform the duties set forth in the Agreement with respect to such Funds for such fees as shall be agreed upon from time to time.

     2. Schedule A to the Agreement is hereby amended and restated to include KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund.

     3.   Schedule B-1 is hereby added to Schedule B of the Agreement.

     Except to the extent modified hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as so amended.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date above-written by their respective representatives thereunto duly authorized.


                                 SBSF Funds, Inc.
                                 d/b/a Key Mutual Funds


                                 By: /S/SCOTT A. ENGLEHART
                                    ----------------------------------
                                 Name:  Scott A. Englehart

                                 Title:  Vice President and Assistant Secretary



                                 BISYS Fund Services, Inc.

                                 By: /S/J. DAVID HUBER
                                    ----------------------------------
                                 Name:  J. David Huber

                                 Title:  Executive Vice President

                                  Schedule B-1
                        to the Fund Accounting Agreement
                between SBSF Funds, Inc. (d/b/a Key Mutual Funds)
                          and BISYS Fund Services, Inc.


     Fund accounting fees will be determined based on a combination of asset-based charges (subject to minimums), transaction charges, and out-of-pocket expenses. Asset-based fees are accrued daily based upon average total net assets of a Fund.

Asset Charges Per Fund - Annually
---------------------------------

          Net Assets                                 Amounts
          ----------                                 -------

           First $100 Million                         .02%
           Over $100 Million                          .01% ($60,000 asset charge cap for each
                                                                  KeyChoice Fund)


Minimum Monthly Asset Charge
----------------------------

         The above charge will be subject to a minimum monthly amount of $1,666.66 per taxable Fund.

Transaction Charges Per Fund
----------------------------

         $5 per security transaction (including foreign exchanges, patents, corporate actions, and margin payments).

Multiple Class Charges
----------------------

         A $833 per month charge will be assessed for each class of shares after the first class. This is separate from and in addition to other charges and the minimum charge.

Out-of-Pocket Expenses
----------------------

          Out-of-pocket expenses incurred on behalf of the Fund will be billed monthly and include, but not be limited to:

          o    Payment to pricing or corporate actions vendors

          o    Costs in obtaining prices for non-exchange traded securities

          o    Postage and communication (wires, modem fees)

          o    Microfilming, archiving, etc.

                                       2